                                                                EXHIBIT 10.11(c)
                      CITIZENS INSURANCE COMPANY OF AMERICA
                                (Insurer's Name)

                             A Colorado Corporation

$30,000,000                                      Subordinated Debenture # 2004-1

FOR VALUE RECEIVED Citizens Insurance Company of America ("Company") subject to and conditioned upon the terms, conditions, limitations and provisions hereof, promises to pay to the order of Citizens, Inc. ("Holder") the principal sum of thirty million dollars ($30,000,000) plus interest at the 30-day LIBOR Rate plus 1.80% per annum, as such rate is determined from time to time, such interest to accrue daily from the date this Debenture is issued, or October 1, 2004. "LIBOR Rate" means, for each 30-day period during the term of this note, commencing with the 30-day period beginning on the date of this note and continuing with each successive 30-day period thereafter:

      (a) the rate per annum equal to the rate determined by the British Bankers' Association ("BBA") advisory reference panel of contributor banks to be the offered rate that appears on Page 3750 of the Telerate screen (or any successor thereto) that displays an average BBA Interest Settlement Rate for deposits in U.S. Dollars with a term equivalent to an interest period of 30 days, determined as of approximately 11:00 a.m. (London time) on the first day of such 30-day period (or if such day is not a business day, on the immediately preceding day), or

      (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by BBA to be the offered rate on such other page or such other service that displays an average BBA Interest Settlement Rate for deposits in U.S. Dollars with a term equivalent of 30 days, determined as of approximately 11:00 a.m. (London time) on the first day of such 30-day period (or if such day is not a business day, on the immediately preceding business day), provided such offered rate on such other page of such other service is substantially comparable to the rate if determined by subsection (a) above.

THIS DEBENTURE is issued pursuant to Section 10-3-239, C.R.S. and the PRINCIPAL and ANY ACCRUED INTEREST THEREON shall not be a legal liability of the Company until repayment of interest or principal has prior written approval of the Commissioner of Insurance for the State of Colorado.

THE REPAYMENT of principal and/or accrued interest shall be make only out of surplus funds and only with the PRIOR WRITTEN APPROVAL OF THE COMMISSIONER OF INSURANCE FOR THE STATE OF COLORADO when he is satisfied that the financial condition of the Company warrants such action as set forth in Section 10-3-239, C.R.S. Absent a reorganization, dissolution, 100% reissuance or liquidation of the Company, approval for repayment may not be given, if after payment of principal and/or interest, surplus would fall below three (3) times the authorized control level as required by the most recent risk-based capital calculation.

In the event of reorganization, dissolution, 100% reissuance or liquidation of the Company after the retirement of all its outstanding obligations senior to this Debenture, the holders this Debenture shall be entitled to preferential right in remaining assets of the Company equal to the face amount of this Debenture, or unpaid principal balance, plus accrued interest, before any distribution of such assets to stockholders. Interest shall be payable first, followed by payment of principal.

This Debenture is subordinate to policyholders to claimant and beneficiary claims as well as to all other classes of creditors senior to this Debenture.

This Debenture is transferable only by assignment on the books of the Company upon surrender of this Debenture properly assigned; provided, the grant of a security interest in or pledge of this Debenture shall not require any such assignment. The reissued Debenture must be submitted to the Commissioner of Insurance for the State of Colorado and is subject to all terms, conditions and limitations contained herein.

IN WITNESS WHEREOF Company has caused this Debenture to be signed by its duly authorized officers this 1st day of October, 2004.

                                                BY: /s/ Mark A. Oliver
                                                   -----------------------------
                                                   Mark A. Oliver, President

ATTEST:

 /s/ Marcia F. Emmons
----------------------------------
Marcia F. Emmons, Secretary
                                       2